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EXHIBIT 99B.8
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STATEMENTS OF INCOME                U S WEST COMMUNICATIONS, Inc.
(UNAUDITED)
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                                        Six Months Ended
                                            June 30,       %
Dollars in millions                      1994      1993  Change
- - -----------------------------------------------------------------
REVENUES
Local service                         $2,001    $1,900       5.3
Access charges - interstate            1,118     1,065       5.0
Access charges - intrastate              353       340       3.8
Long distance network service            696       711      (2.1)
Other services                           293       276       6.2
                                   ------------------------------
    Total operating revenues           4,461     4,292       3.9

EXPENSES
Employee-related costs                 1,455     1,402       3.8
Other operating expenses                 799       821      (2.7)
Taxes other than income taxes            195       192       1.6
                                   ------------------------------
Earnings before interest, taxes,
 depreciation, amortization and
 other (EBITDA)                        2,012     1,877       7.2
                                   ------------------------------
Depreciation and amortization            935       901       3.8
Interest expense                         161       199     (19.1)
Other income (expense) - net              31       (13)        -
                                   ------------------------------
Income before income taxes and
 extraordinary item                      947       764      24.0

Provision for income taxes               355       254      39.8
                                   ------------------------------
Income before extraordinary item         592       510      16.1

Extraordinary item - early
 extinguishment of debt,
 net of tax                                -       (50)        -
                                   ------------------------------
NET INCOME                              $592      $460      28.7
                                   ==============================
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Note: Certain reclassifications within the financial
statements have been made to conform to the current year presentation.